Filed Pursuant to Rule 424(b)(3)
under the Securities Act of 1933, as amended (File No. 333-146859)

FERO INDUSTRIES, INC. 3,500,000 Shares of Common Stock

      This prospectus relates to the sale of up to 3,500,000 shares of our common stock. This is the initial registration of shares of our common stock. The selling stockholders will sell the shares from time to time at $0.03 per share. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

      The selling stockholders are offering these shares of common stock. The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling stockholders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 6.

      We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2008.

Table of Contents

Prospectus Summary

1

Summary Financial Information

2

Risk Factors

3

Use of Proceeds

10

Market for Common Equity and Related Stockholder Matters

10

Management’s Discussion and Analysis or Plan of Operation

11

Business

15

Property

19

Legal Proceedings

19

Management

19

Executive Compensation

20

Certain Relationships and Related Transactions

21

Security Ownership of Certain Beneficial Owners and Management

22

Changes In and Disagreements with Accountants

22

Description of Securities

22

Indemnification for Securities Act Liabilities

23

Plan of Distribution

24

Selling Stockholders

27

Legal Matters

28

Experts

28

Available Information

28

Financial Statements

F-1

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless when the time of delivery of this prospectus or the sale of any common stock. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

1

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “Fero” the “Company,” “we,” “us,” and “our” refer to Fero Industries, Inc.

FERO INDUSTRIES, INC.

We were incorporated in the State of Colorado on December 11, 2000 under the name Fero Industries, Inc. and were dormant until December 2006. We are a development stage company and have not commenced any operations other than initial corporate formation and capitalization, the building of a central website, , and the acquisition of our domain names and the development of our business plan. It is our intention to create a web portal whereby we plan to serve as an all inclusive information provider for anyone worldwide who is looking to buy, sell or lease anything to do with the exploration and/or production of oil and gas.

      We have been involved primarily in organizational activities and the acquisition of our domain names since December 2006 and have realized minimal revenue from our planned operations. Our ability to emerge from the development stage with respect to any planned principal business activity is dependent upon our successful efforts to raise additional equity financing and generate significant revenue. There is no guarantee that the proceeds raised by us will be sufficient to complete any of the above objectives.

We have incurred losses since our inception. For the year ended June 30, 2007, we generated revenue of $0, and incurred net losses of $10,700. At December 31, 2007, we had working capital of $1,757 and an accumulated deficit of $34,843. Our auditors, in their report dated August 31, 2007, have expressed substantial doubt about our ability to continue as going concern.

There is currently no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus.

We are registering shares of our common stock for resale pursuant to this prospectus in order to allow the selling stockholders to sell their holdings in the public market and to begin developing a public market for our securities to be able to seek public financing and business development opportunities in the future. Our management would like a public market for our common stock to develop from shares sold by the selling shareholders.

Our principal offices are located at 17 Reeves Crescent, Red Deer, AB, Canada T4P 2Z4 and our telephone number is (403) 827-7936. We are a Colorado corporation.

Common stock outstanding before the offering………….	Prior to this Offering, we have 5,100,000 shares of Common Stock outstanding.
Securities offered by the Selling Shareholders.…...…......	Up to 3,500,000 shares of common stock. This number represents 68.63% of our current outstanding shares of common stock.
Common stock to be outstanding after the offering..…….	Up to 5,100,000 shares.
Use of proceeds......................................…………………	We will not receive any proceeds from the sale of the common stock.

Summary Financial Information (in thousands, except per share information)

      The following information at June 30, 2007 and for the year ended June 30, 2007 and 2006 has been derived from our audited financial statements which appear elsewhere in this prospectus. The information at December 31, 2007 and for the six months ended December 31, 2007 has been derived from our unaudited financial statements which appear elsewhere in this prospectus.

Statement of Operations Information:

	Six Months Ended December 31, 2007	Year Ended June 30, 2007	Year Ended June 30, 2006
Revenues	0	0	0
Total Operating Expenses	22,743	10,700	0
Net income (loss)	(22,743)	(10,700)	0
Income (loss) per share (basic and diluted)	0	0	0
Weighted average shares of common stock outstanding (basic and diluted)	5,100,000	2,433,333	600,000

Balance Sheet Information:

	December 31, 2007	June 30, 2007
Working capital	1,757	25,300
Total assets	1,757	27,000
Total liabilities	0	1,700
Accumulated Deficit	(34,843)	(11,300)
Stockholders’ equity (deficit)	1,757	25,300

RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business :

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

We incurred net losses of $10,700 and $0 for the years ended June 30, 2007 and 2006, respectively. At December 31, 2007, we had working capital surplus (current assets less currently liabilities) of $1,757 and an accumulated deficit of $34,843. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated August 31, 2007, our independent auditors stated that our financial statements for the year ended June 30, 2007 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE HAVE A LIMITED OPERATING HISTORY AND IF WE ARE NOT SUCCESSFUL IN CONTINUING TO GROW OUR BUSINESS, THEN WE MAY HAVE TO SCALE BACK OR EVEN CEASE OUR ONGOING BUSINESS OPERATIONS.

We have received a limited amount of revenues from operations and have limited assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and must be considered in the development stage. Our success is significantly dependent on a successful acquisition, drilling, completion and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

WE LACK SALES, MARKETING AND DISTRIBUTION CAPABILITIES AND DEPEND ON THIRD PARTIES TO MARKET OUR SERVICES.

We have minimal personnel dedicated solely to sales and marketing of our services and therefore we must rely primarily upon third party distributors to market and sell our services. These third parties may not be able to market our product successfully or may not devote the time and resources to marketing our services that we require. We also rely upon third party carriers to distribute and deliver our services. As such, our deliveries are to a certain extent out of our control. If we choose to develop our own sales, marketing or distribution capabilities, we will need to build a marketing and sales force with technical expertise and with supporting distribution capabilities, which will require a substantial amount of management and financial resources that may not be available. If we or a third party are not able to adequately sell and distribute our product, our business will be materially harmed.

IF WE ARE UNABLE TO ESTABLISH SUFFICIENT SALES AND MARKETING CAPABILITIES OR ENTER INTO AND MAINTAIN APPROPRIATE ARRANGEMENTS WITH THIRD PARTIES TO SELL, MARKET AND DISTRIBUTE OUR SERVICES, OUR BUSINESS WILL BE HARMED.

We have limited experience as a company in the sale, marketing and distribution of our products and services. We depend upon third parties to sell our product both in the United States and internationally. To achieve commercial success, we must develop sales and marketing capabilities and enter into and maintain successful arrangements with others to sell, market and distribute our products.

If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, we may not be able to generate product revenue and may not become profitable. If our current or future partners do not perform adequately, or we are unable to locate or retain partners, as needed, in particular geographic areas or in particular markets, our ability to achieve our expected revenue growth rate will be harmed.

OUR BUSINESS MAY BE AFFECTED BY FACTORS OUTSIDE OF OUR CONTROL.

Our ability to increase sales, and to profitably distribute and sell our products and services, is subject to a number of risks, including changes in our business relationships with our principal distributors, competitive risks such as the entrance of additional competitors into our markets, pricing and technological competition, risks associated with the development and marketing of new products and services in order to remain competitive and risks associated with changing economic conditions and government regulation.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MR. SCHLOSSER AND/OR MS. SQUIRE OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL HAVING EXPERIENCE IN THE OIL AND GAS INDUSTRY, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

Our success depends to a significant extent upon the continued services of Mr. Kyle Schlosser, our President and Chief Executive Officer and Ms. Leigh-Ann Squire, our Chief Financial Officer, Secretary and Treasurer. Loss of the services of Mr. Clark and/or Ms. Squire could have a material adverse effect on our growth, revenues, and prospective business. In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel having experience in the oil and gas business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

THE POTENTIAL PROFITABILITY OF OIL AND GAS VENTURES DEPENDS UPON FACTORS BEYOND THE CONTROL OF OUR COMPANY.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

WE MAY IN THE FUTURE BE SUBJECT TO INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS, WHICH ARE COSTLY TO DEFEND, COULD RESULT IN SIGNIFICANT DAMAGE AWARDS, AND COULD LIMIT OUR ABILITY TO PROVIDE CERTAIN CONTENT OR USE CERTAIN TECHNOLOGIES IN THE FUTURE.

We have not applied for any trademarks, though we intend to do so in the future. There is no guarantee that our applications, when made, will be accepted. Although we seek to protect our proprietary rights, our actions may be inadequate to protect any trademarks and other proprietary rights or to prevent others from claiming violations of their trademarks and other proprietary rights.

Internet, technology, media companies and patent holding companies often possess a significant number of patents. In addition, effective copyright and trademark protection may be unenforceable or limited in certain countries. Further, many of these companies and other parties are actively developing or purchasing search, indexing, electronic commerce and other Internet-related technologies, as well as a variety of online business models and methods. We believe that these parties will continue to take steps to protect these technologies, including, but not limited to, seeking patent protection. As a result, disputes regarding the ownership of technologies and rights associated with online business are likely to continue to arise in the future.

As we expand our business and develop new technologies, products and services, we may become increasingly subject to intellectual property infringement claims. In the event that there is a determination that we have infringed third-party proprietary rights such as patents, copyrights, trademark rights, trade secret rights or other third party rights such as publicity and privacy rights, we could incur substantial monetary liability, be required to enter into costly royalty or licensing agreements or be prevented from using the rights, which could require us to change our business practices in the future and limit our ability to compete effectively. We may also incur substantial expenses in defending against third-party infringement claims regardless of the merit of such claims. The occurrence of any of these results could harm our brand and negatively impact our operating results.

ANY CHANGE TO GOVERNMENT REGULATION/ADMINISTRATIVE PRACTICES MAY HAVE A NEGATIVE IMPACT ON OUR ABILITY TO OPERATE AND OUR PROFITABILITY.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Federal, state, foreign and international laws and regulations may govern the collection, use, retention, sharing and security of data that we receive from our users and partners. In addition, we have and post on our website our own privacy policies and practices concerning the collection, use and disclosure of user data. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or other federal, state or international privacy-related laws and regulations could result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business.

A large number of legislative proposals pending before the United States Congress, various state legislative bodies and foreign governments concern data privacy and retention issues related to our business. It is not possible to predict whether or when such legislation may be adopted. Certain proposals, if adopted, could impose requirements that may result in a decrease in our user registrations and revenues. In addition, the interpretation and application of user data protection laws are in a state of flux. These laws may be interpreted and applied inconsistently from country to country and inconsistently with our current data protection policies and practices. Complying with these varying international requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

IF WE DO NOT OBTAIN ADEQUATE REVENUES FROM INTERNET ADVERTISING, OUR FUTURE OPERATING RESULTS COULD BE ADVERSELY AFFECTED

We plan to rely in part on revenues generated from the sale of advertising for a portion of our revenues. If we do not develop advertising or other sources of revenues our business may be materially adversely affected. Most advertisers currently spend only a small portion of their advertising budgets on Internet advertising. No standards have been widely accepted to measure the effectiveness of Internet advertising. If such standards do not develop, existing advertisers may not continue their current levels of Internet advertising and advertisers who are not currently advertising on the Internet may be reluctant to do so. Our business, financial condition and operating results would be adversely affected if the market for Internet advertising fails to develop or develops slower than expected. Competition for Internet advertising and customers is intense and we expect that competition will continue to intensify. Barriers to entry are minimal, and competitors can launch new Websites at a relatively low cost. We will compete for a share of a customer's advertising budget with online services and traditional off-line media, such as print and trade associations. Our business model depends, in part, upon our ability to deliver Internet content about the oil and gas industry that will attract users with demographic characteristics valuable to advertisers. If we are unable to develop Internet content that attracts a loyal user base possessing demographic characteristics attractive to advertisers, it could have a material adverse effect on our business, financial condition and operating results. Furthermore, if we fail to persuade new advertisers to spend a portion of their budget on advertising with us, our revenues could decline and our future operating results could be adversely affected.

COMPETITION FOR INTERNET RELATED PRODUCTS IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN GAINING ACCEPTANCE FOR OUR WEBSITE.

Competition for Internet products and services is intense. Barriers to entry are minimal, and competitors can launch new Websites at a relatively low cost. Several companies offer competitive web-based trade communities and we expect that additional companies will offer competing web-based trade communities on a standalone or portfolio basis. Our competitors may develop Internet products or services that are superior to, or have greater market acceptance than, our vertical trade portal. If we are unable to compete successfully against our competitors, our business, financial condition and operating results will be adversely affected.

It is also possible that, if any information provided directly by us contains errors or is otherwise negligently provided to users, third parties could make claims against us. For example, we offer web-based e-mail services, which expose us to potential risks, such as liabilities or claims resulting from unsolicited e-mail, lost or misdirected messages, illegal or fraudulent use of e-mail, or interruptions or delays in e-mail service. Investigating and defending any of these types of claims is expensive, even to the extent that the claims are without merit or do not ultimately result in liability.

OUR BUSINESS DEPENDS ON THE CONTINUED GROWTH AND MAINTENANCE OF THE INTERNET INFRASTRUCTURE.

The success and the availability of our website depends in part upon the continued growth and maintenance of the Internet infrastructure itself, including its protocols, architecture, network backbone, data capacity and security. Spam, viruses, worms, spyware, denial of service attacks and other acts of malice may affect not only the Internet’s speed, reliability and availability but also its continued desirability as a vehicle for commerce, information and user engagement. If the Internet proves unable to meet the new threats and increased demands placed upon it, our business plan, user and advertiser relationships, site traffic and revenues could be adversely affected.

FAILURE TO MAINTAIN OR ENHANCE OUR BRAND RECOGNITION IN A COST-EFFECTIVE MANNER COULD HARM OUR OPERATING RESULTS.

To be successful, we must establish and strengthen the brand awareness of the "oil-n-gasbrokerage.net" brand. We believe that maintaining and enhancing our brand recognition is an important aspect of our efforts to attract and expand our user and advertiser base. We also believe that the importance of brand recognition will increase due to the relatively low barriers to entry in the Internet market. We may not be able to successfully maintain or enhance consumer awareness of our brands and, even if we are successful in our branding efforts, these efforts may not be cost-effective. If we are unable to maintain or enhance customer awareness of our brands in a cost-effective manner, our business, operating results and financial condition could be harmed.

Virtually all of our competitors have greater brand recognition and greater financial, marketing and other resources than ours. This places us at a disadvantage in responding to our competitors' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives. Our future success depends upon our ability to deliver compelling Internet content about the oil and gas industry that will attract users who will in turn purchase oil and gas products through our online marketplace. If we are unable to develop Internet content that attracts a loyal user base, it could have a material adverse effect on our business, financial condition and operating results. Internet users can freely navigate and instantly switch among a large number of websites. Many of these Internet sites offer original content. Thus, it may be difficult for us to distinguish our content and attract users. Our brand awareness could be diluted, which could adversely affect our business, financial condition and operating results if users do not perceive our products and services to be of high quality. 8

Risks Relating to Our Common Stock :

THERE IS PRESENTLY NO MARKET FOR OUR COMMON STOCK. ANY FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT THE VALUE OF OUR SHARES AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR SHARES.

      Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering. While we will attempt to have our common stock quoted on the Over-The-Counter Bulletin Board, since the OTC Bulleting Board is a dealer system we will have to seek market-makers to provide quotations for the common stock and it is possible that no market-maker will want to provide such quotations. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

      Even if our common stock is quoted on the OTC Bulletin Board under a symbol, the OTC Bulletin Board provides a limited trading market. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

IF YOU PURCHASE SHARES IN THIS OFFERING, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.

      The $0.03 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.

SHOULD OUR STOCK BECOME LISTED ON THE OTC BULLETIN BOARD, IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the Over-The-Counter Bulletin Board, such as us we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK .

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.

EFFORTS TO COMPLY WITH RECENTLY ENACTED CHANGES IN SECURITIES LAWS AND REGULATIONS WILL INCREASE OUR COSTS AND REQUIRE ADDITIONAL MANAGEMENT RESOURCES, AND WE STILL MAY FAIL TO COMPLY.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports on Form 10-KSB. In addition, the public accounting firm auditing the company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. These requirements are not presently applicable to us but we will become subject to these requirements at the end of 2007. If and when these regulations become applicable to us, and if we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

THERE ARE RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES.

Until registered for resale, investors must bear the economic risk of an investment in the Shares for an indefinite period of time. Rule 144 promulgated under the Securities Act (“Rule 144”), which provides for an exemption from the registration requirements under the Securities Act under certain conditions, requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. However, our securities currently are not eligible for the Rule 144 exemption. There can be no assurance that we will fulfill any reporting requirements in the future under the Exchange Act or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of our availability.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

There is currently no public trading market for our common stock.

As of March 17, 2007, we had 5,100,000 shares of common stock issued and outstanding and approximately 37 stockholders of record of our common stock.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.  We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Equity Compensation Plan Information

 As of June 30, 2007, we have not adopted an equity compensation plan under which our common stock is authorized for issuance.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

The information in this report contains forward-looking statements.  All statements other than statements of historical fact made in report are forward looking.  In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements.  These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  Forward-looking statements reflect management’s current expectations and are inherently uncertain.  Our actual results may differ significantly from management’s expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith.  This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.  Such discussion represents only the best present assessment of our management.

Overview

We were incorporated in the State of Colorado on December 11, 2000 under the name Fero Industries, Inc. and were dormant until December 2006.  We are a development stage company and have not commenced any operations other than initial corporate formation and capitalization, the building of a central website, www.oil-n-gasbrokerage.net, and the acquisition of our domain names and the development of our business plan.  It is our intention to create a web portal whereby we plan to serve as an all inclusive information provider for anyone worldwide who is looking to buy, sell or lease anything to do with the exploration and/or production of oil and gas.

Results of Operations

For the six months ended December 31, 2007, compared to the six months ended December 31, 2006.

Revenues

Revenues for the six months ended December 31, 2007, and 2006 were $-0- and $-0-, respectively, reflecting our startup nature.

General and Administrative Expenses

General and administrative expenses for the six months ended December 31, 2007, and 2006 were $22,743 and $12,100, respectively. General and administrative expenses consisted primarily of a deposit on our domain names, consulting fees, travel expenses, and other general and administrative expenses.

Net Loss

Our net loss for the six months ended December 31, 2007, and 2006, amounted to ($22,743) and ($12,000), respectively, reflecting our startup nature.

For the three months ended December 31, 2007, compared to the three months ended December 31, 2006.

Revenues

Revenues for the three months ended December 31, 2007, and 2006 were $2,187 and $-0-, respectively, reflecting our startup nature.

General and Administrative Expenses

General and administrative expenses for the three months ended September 30, 2007, and 2006 were $2,187 and $-0-, respectively. General and administrative expenses consisted primarily of a deposit on our domain names, consulting fees, travel expenses, and other general and administrative expenses.

Net Loss

Our net loss for the three months ended December 31, 2007, and 2006, amounted to ($2,187) and $-0-, respectively, reflecting our startup nature.

Fiscal year ended June 30, 2007, compared to the fiscal year ended June 30, 2006.

Revenues

Revenues for the fiscal years ended June 30, 2007, and 2006 were $-0- and $-0-, respectively, reflecting our startup nature.

General and Administrative Expenses

General and administrative expenses for the fiscal years ended June 30, 2007, and 2006 were $10,700 and $-0-, respectively. General and administrative expenses consisted primarily of a deposit on our domain names, consulting fees, travel expenses, and other general and administrative expenses.

Net Loss

Our net loss for the fiscal years ended June 30, 2007, and 2006, amounted to ($10,700) and $-0-, respectively, reflecting our startup nature.

Operations Plans

Management believes that the focus of our web portal should be on delivering ease of use and convenience combined with capabilities designed to personalize business transacted over the Internet in the oil and gas industries. We have established a web portal at www.oil-n-gasbrokerage.net. Upon obtaining adequate financing, we plan to refine this portal, include additional content, and begin marketing our services.

Thus far, our focus has been on than initial corporate formation and capitalization, the building of a central website, www.oil-n-gasbrokerage.net, the acquisition of our domain names and the development of our business plan. We plan the operations for remainder of 2007 to be focused on the development of our website. The completion of this task will require additional capital beyond what we currently have on hand.

We plan on generating revenues based on two main sources: a) classified advertisements; and b) display ads. In addition, we will charge a listing fee for any item listed for sale or lease.  No fees will be charged for those individuals or concerns responding to these. Display advertisements listing services from geophysical companies, geologists, engineers and oilfield drilling and servicing products on a continual basis will be charged a flat monthly fee plus production costs if we supply the ads.

For the next twelve months that follow, we expect to pursue the implementation of our business plan and the development and marketing of our website. Our current cash position is not sufficient to fund our cash requirements during the next twelve months, including operations and capital expenditures. We intend to seek joint ventures or obtain equity and/or debt financing to support our current and proposed oil and gas operations and capital expenditures. We cannot assure that continued funding will be available.

Our future financial results will depend primarily on (1) our ability to fully implement our business plan, (2) our ability to develop our website (3) generate revenue from classified advertisements and display ads and (4) develop our brand awareness. We cannot assure that we will be successful in any of these activities or that the prices of oil and gas prevailing at the time of production will be at a level allowing for profitable production

We have not entered into commodity swap arrangements or hedging transactions. Although we have no current plans to do so, we may enter into commodity swap and/or hedging transactions in the future in conjunction with oil and gas production. We have no off-balance sheet arrangements.

Liquidity and Capital Resources

Net of fees at the close of the recent equity private placement we had $21,500 in available cash. We plan to continue to provide for our capital needs by issuing debt or equity securities.

We will require additional financing in order to complete our stated plan of operations for the next twelve months. We believe that we will require additional financing to carry out our intended objectives during the next twelve months. There can be no assurance, however, that such financing will be available or, if it is available, that we will be able to structure such financing on terms acceptable to us and that it will be sufficient to fund our cash requirements until we can reach a level of profitable operations and positive cash flows. If we are unable to obtain the financing necessary to support our operations, we may be unable to continue as a going concern. We currently have no firm commitments for any additional capital.

The downturn in the United States stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

To date, we have generated minimal revenues and have incurred operating losses in every quarter.  Our registered independent auditors have stated in their report dated August 31, 2007, that we are an early exploration company and have not generated revenues from operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies

CASH AND CASH EQUIVALENTS

We consider all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

We recognize revenue at the time services are performed.

USE OF ESTIMATES

The preparation of our financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Our short-term financial instruments consist of cash and cash equivalents and accounts payable.  The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.  We do not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants.  Basic and diluted EPS are the same for the Company, as of June 30, 2007, as we do not have any common share equivalents outstanding.

INCOME TAXES:

We use the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”.  SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.  Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  As of June 30, 2007, we have recorded a valuation allowance to fully offset the deferred tax asset of approximately $4,000 related to its cumulative net operating losses of $11,300.

CONCENTRATION OF CREDIT RISK:

Financial instruments that potentially subject us to a concentration of credit risk consist principally of cash.  During the year we did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.

RECENT ACCOUNTING PRONOUNCEMENTS:

We do not expect that the adoption of recent accounting pronouncements will have a material impact on its financial statements.

Off Balance-Sheet Arrangements

We have no material off-balance sheet arrangements as of September 30, 2007.

BUSINESS

OVERVIEW

We were incorporated in the State of Colorado on December 11, 2000 under the name Fero Industries, Inc. and were dormant until December 2006. We are a development stage company and have not commenced any operations other than initial corporate formation and capitalization, the building of a central website, www.oil-n-gasbrokerage.net, the acquisition of our domain names and the development of our business plan.

It is our intention to create a web portal whereby we plan to serve as an all inclusive information provider for anyone worldwide who is looking to buy, sell or lease anything to do with the exploration and/or production of oil and gas.

Principal Products or Services and their Markets

We plan to develop our web portal into four areas:

1. an online marketplace;
2. industry classifieds;
3. industry news; and
4. industry links.

We plan on generating revenues based on two main sources: a) classified advertisements; and b) display ads. In addition, we will charge a listing fee for any item listed for sale or lease.  No fees will be charged for those individuals or concerns responding to these. Display advertisements listing services from geophysical companies, geologists, engineers and oilfield drilling and servicing products on a continual basis will be charged a flat monthly fee plus production costs if we supply the ads.

Management believes that the focus of our web portal should be on delivering ease of use and convenience combined with capabilities designed to personalize business transacted over the Internet in the oil and gas industries. We have established a web portal at www.oil-n-gasbrokerage.net. Upon obtaining adequate financing, we plan to refine this portal, include additional content, and begin marketing our services.

Online Marketplace

The cornerstone of our plan is the development of an online marketplace for oil and gas products, equipment and related items. Our management has perceived an opportunity via the internet to establish a meeting place for the buyers and the sellers who want to enter or find new information with respect to properties, equipment and related products in the oil and gas industries.  Oilfield equipment is very large and expensive to move or ship.  Exploration and production companies seek equipment within economical distances to bring to their sites.  Geophysical expertise is in demand world-wide. There is a huge demand for experienced people from all corners of the globe.  We believe that given these factors, a central location to obtain this information is in demand in the oil and gas industries.

The marketplace will host a central location for people to view these products. People wishing to list any products in the oil and gas industries for sale or lease will be required to register on our site and we will require them to provide a detailed description of the items that are listed for sale or lease.  Individuals who wish to search for items listed for lease or sale on our site will not be charged a fee to search items listed on our site but will be required to register and provide a detailed description of the items which they are looking for.  Upon receipt of adequate financing, we plan on providing related services to our members which will include credit verification, delivery scheduling, inspection services and payment settlement with respect to any items which are purchased or leased on our site.

Industry Classifieds

Our classified system allows users to post classified advertisements on the Internet, including new and used equipment related to the oil and gas industries, employment opportunities, transportation services, and oil and gas products.  By posting a classified advertisement on our website, a person can provide a link to a website where information on them might be able to be located.

We also plan to work with oil and gas magazines to help promote awareness of its website.

Industry News

We plan on establishing a preliminary industry news center relating to the oil and gas industries on our website. The industry news center is designed to cater to the needs of geophysists, exploration companies, distribution companies, industry professionals, and potential investors.

Industry Links

Our vertical trade portal will also provide a directory of industry specific links to other websites on the Internet which will allow a user to conveniently find information and other websites related to the oil and gas industries. We plan to index these links geographically in order to assist the user in obtaining geographically relevant information.

Sales and Marketing

We plan to create consumer awareness and create branding of our website through some or all of the following methods:

Direct Mail – We plan to send information to oil and gas industry professionals about the benefits and services which we plan to offer.

Print and Catalog Advertising – We plan for our website to be advertised in a variety of oil and gas industry magazines in order to gain widespread awareness of our website.

Internet Advertising – We plan to cross promote our website with other websites in the oil and gas industry.

Trade Shows – We plan go to industry trade shows to promote awareness of the products and services which our website has to offer.

Distribution

People wishing to list any products in the oil and gas industries for sale or lease will be required to register on our site and we will require them to provide a detailed description of the items that are listed for sale or lease.  Individuals who wish to search for items listed for lease or sale on our site will not be charged a fee to search items listed on our site but will be required to register and provide a detailed description of the items which they are looking for.  Upon receipt of adequate financing, we plan on providing related services to our members which will include credit verification, delivery scheduling, inspection services and payment settlement with respect to any items which are purchased or leased on our site.

We plan on generating revenues based on two main sources: a) classified advertisements; and b) display ads. In addition, we will charge a listing fee for any item listed for sale or lease.  No fees will be charged for those individuals or concerns responding to these. Display advertisements listing services from geophysical companies, geologists, engineers and oilfield drilling and servicing products on a continual basis will be charged a flat monthly fee plus production costs if we supply the ads.

We plan to establish relationships with manufacturers and distributors of oil and gas products in North America and Europe as well as with various industry publications in order to cross promote our website and develop awareness for our online marketplace. While we have no such relationships at present, management believes that it will be able to establish these relationships by drawing on past experience in the oil and gas industry. Failure to establish these relationships could have a material adverse effect upon our business plan.

Management also plans to create the initial information content used on our website by drawing on past experience in the oil and gas industry. We plan to hire new employees to internally create and then expand the content of our website, utilize linking software to incorporate other websites' free information directly into the Company's "host" site, and contract for licensed content from other websites whenever needed. While we have no current licensing contracts with Internet content providers, management is familiar with existing Internet content providers and it plans to enter into licensing agreements with Internet content providers per its business plan after raising capital.

Patents, Trademarks and Licenses

On April 20, 2007, we entered into an Asset Option and Purchase Agreement with Jerry Capehart whereby we obtained the undivided right, title and interest in and to the eighteen internet domain names set forth below for a total aggregate purchase price of $180,000 and 500,000 shares of our common stock. Pursuant to the terms of the Agreement, the purchase price payable to Mr. Capehart is to be made as follows: $5,000 and 500,000 shares of our common stock as a non-refundable deposit upon execution of the Agreement and an additional $175,000 to be payable on or before June 30, 2008.  All domain names are fully valid and registered and are under construction.  Ownership of all eighteen domain names will remain with Mr. Capehart until we pay the balance of the purchase price, on or before June 30, 2008.

1. www.oil-n-gasbrokerage.net	10. www.oil-n-gasclassified.com
2. www.oil-n-gas-ionterests.com	11. www.rigavailability.com
3. www.oil-n-gasacquisitions.com	12. www.riglocator.com
4. www.oil-n-gasinvesting.com	13. www.rentdrillingrigs.com
5. www.oil-n-gasworkinginterests.com	14. www.oilrigbuilders.com
6. www.oil-n-gasventures.com	15. www.leasedrillingrig.com
7. www.oil-n-gasproductiondeals.com	16. www.finddrillingrigs.com
8. www.oil-n-gaslistings.com	17. www.oil-n-gaspipe.com
9. www.oil-n-gasdealsforsale.com

We plan to license website content information as part of our business plan, but we have no current licensing arrangements and has not commenced licensing negotiations with any entity. We have no current plans for any additional registrations of our intellectual property rights, such as patents, other trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any additional copyrights, trademark or patent applications on an ongoing basis as new intellectual property is created for our website.

COMPETITORS

We operate in the Internet products, services and content market, which is highly competitive and characterized by rapid change, converging technologies, and increasing competition from companies offering communication, information and entertainment services integrated into other products and media properties. We primarily compete with companies to attract users to our website and advertisers to our marketing services. We expect the market to become increasingly competitive if online marketing continues to grow and gain acceptance on a global basis.

The principal competitive factors relating to attracting and retaining users include the quality and relevance of our search results, and the usefulness, accessibility, integration and personalization of the online services that we offer as well as the overall user experience on our website. In the case of attracting advertisers, the principal competitive factors are the reach, effectiveness and efficiency of our marketing services as well as the creativity of the marketing solutions that we offer.

GOVERNMENTAL REGULATIONS

We are not currently subject to direct federal, state, provincial or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, it is possible that a number of laws and regulations may be adopted with respect to the Internet, specifically, federal, state, foreign and international laws and regulations may govern the collection, use, retention, sharing and security of data that we receive from our users and partners. In addition, we have and post on our website our own privacy policies and practices concerning the collection, use and disclosure of user data. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or other federal, state or international privacy-related laws and regulations could result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business.

A large number of legislative proposals pending before the United States Congress, various state legislative bodies and foreign governments concern data privacy and retention issues related to our business. It is not possible to predict whether or when such legislation may be adopted. Certain proposals, if adopted, could impose requirements that may result in a decrease in our user registrations and revenues. In addition, the interpretation and application of user data protection laws are in a state of flux. These laws may be interpreted and applied inconsistently from country to country and inconsistently with our current data protection policies and practices. Complying with these varying international requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

We do not plan to provide customer information to third parties and, therefore, do not anticipate any current or proposed legislation relating to online privacy to directly affect our proposed activities to a material extent.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of those laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet marketplace. That uncertainty could reduce demand for our proposed products or services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

EMPLOYEES

As of March 17, 2007, we had two full time employees, both of whom are our executive officers.  We consider our relations with our employees to be good.

PROPERTIES

We maintain our principal office at 17 Reeves Crescent, Red Deer, AB, Canada  T4P 2Z4.  Our telephone number at that office is (403) 827-7936. One of our shareholders currently provides us with our office space free of charge. We anticipate that we will need additional office space and facilities in the near future as we hire additional personnel but we do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages and positions as of March 17, 2007 are as follows:

Name	Age	Position
Kyle Schlosser	46	President, Chief Executive Officer and Director
Leigh-Ann Squire	40	Chief Financial Officer, Secretary, Treasurer and Director

Executive Biographies

Kyle Schlosser – Chief Executive Officer and President : Mr. Schlosser has served as our President since our inception in December 2000. Since August 2006, Mr. Schlosser has been the founder and president of Jack’s Custom Shacks Inc., manufacturer of portable office sleeping and cooking structures for the oil and gas and mining industries. From April 2004 through June 2006, Mr. Schlosser served as an independent oil and gas consult with assignments allover the United States, Canada and the Middle East. From June 2002 to December 2004, Mr. Schlosser served as Chairman and interim president of Micromining Technologies Ltd. (MMZ-TSX) a corporation involved with environmental clean-up of oilfield and mining sites. From 1980 through 2002 he served as president of KWS Enterprises Inc., a Seismic Drilling contractor, supplying seismic drilling for major oil companies.

Leigh-Ann Squire – Chief Financial Officer, Secretary and Treasurer : Ms. Squire has served as of Chief Financial Officer, Treasurer and Secretary since December 28, 2006. Since 1997, Ms Squire has been Benefit Coordinator for Fauth Financial Group of Calgary, AB a firm providing investment consulting and management and management of benefit plans for over 220 companies. She has a extensive background in computer programming and organization. Prior to 1997 Ms. Squire was employed by The Great West Life Assurance Company as an investment and Benefits coordinator.

Board of Directors

Our Directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Directors may receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. Each of our directors currently receives no compensation for their service on our Board of Directors. 21

Code of Ethics.

We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have not adopted such a code of ethics because all of management's efforts have been directed to building the business of the Company. A code of ethics may be adopted by the board of directors at a later date.

Committees of the Board of Directors.

We presently do not have any committees of the Board of Directors. However, our board of directors intends to establish various committees at a later time.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last completed fiscal year.  We refer to all of these officers collectively as our "named executive officers."

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kyle Schlosser, Principal Executive Officer	2007	-	-	-	-	-	-	-	0

Outstanding Equity Awards at Fiscal Year-End Table.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kyle Schlosser	-	-	-	-	-	-	--	-	-

Employment Agreements with Executive Officers

We currently do not have any employment agreements in place with our executive officers.

Employment Agreements with Executive Officers

We currently do not have any employment agreements in place with our executive officers.

Director Compensation

Our Directors are elected by the vote of a majority in interest of the holders of our common stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

 A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Directors did not received compensation for their services for the fiscal year ended June 30, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth below, since the beginning of 2006, we have not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of the company’s total assets for the last three completed fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of March 17, 2007, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

	Name of	Number of Shares	Percentage
Title of Class	Beneficial Owner (1)	Beneficially Owned (2)	Ownership(2)

Common Stock	Kyle Schlosser	600,000	11.76%
	137 Blackthorn Crescent
	Saskatoon, Saskatchewan
	S7V1B1 Canada

Common Stock	Leigh-Ann Squire	500,000	9.80%
	115 Serena Morena Court, SW
	Calgary, AB, T3H 3X8 Canada

Common Stock	Jerry Capehart	500,000	9.80%
	4943 Garden Grove Road
	Grand Prairie TX 75052

Common Stock	All Executive Officers and	1,100,000	12.79%
	Directors as a Group (1 person)

(1)

Applicable percentage ownership is based on 5,100,000 shares of common stock outstanding as of March 17, 2007, together with securities exercisable or convertible into shares of common stock within 60 days of March 17, 2007 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of March 17, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

We have never had a disagreement with our accountants on accounting or financial disclosure.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue 100,000,000 shares of Common Stock, par value $0.001 per share. As of the date of this Registration Statement, we had 5,100,000 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of Common Stock do not have cumulative voting rights, which mean that the holders of more than 50% of the Company’s outstanding voting securities can elect all of the directors of the Company. 24

The payment by our company of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon the Company’s earnings, capital requirements and financial condition, as well as other relevant factors. The Company has not paid any dividends since our inception and does not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

PREFERRED STOCK

We are authorized to issue 10,000,000 shares of preferred stock, par value of $0.001 per share. As of September 30, 2007 we have no shares of preferred stock issued and outstanding at this time.

WARRANTS

As of the date of this Registration Statement, we have no warrants to purchase shares of common stock

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ISSUANCE OF SECURITIES TO THE SELLING STOCKHOLDERS

On April 30, 2007 we issued 3,100,000 shares of our common stock to thirty-one (31) non-US persons at a price of $0.01 per share. These shares were issued in reliance on the exemption provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On May 10, 2007 we issued 400,000 shares of our common stock to three US individuals. These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our directors and officers are indemnified to the fullest extent as provided by the Colorado Revised Statutes and our Bylaws. Our Articles of Incorporation provide that no officer or director shall have any personal liability to the company or its stockholders for damages for breach of fiduciary duty as a director or officer, provided however liability shall not be eliminated or limited for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the payment of dividends in violation of the Colorado Revised Statutes. Our Bylaws provide that we shall be authorized to pay or reimburse any present or former director or officer of any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

No market currently exists for our shares. The price reflected in this prospectus of $0.03 per share is the initial offering price of the shares of common stock upon the effectiveness of this prospectus. The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions at a price of $0.03 per share or on any stock exchange, market or trading facility on which the shares may then be traded. If our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB"), the selling stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The selling stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

      The $0.03 per share offering price of the shares of common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Additionally, the offering price of our shares is higher than the price paid by our founders, and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

      The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

      The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.

      Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

      The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.

      In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales ofshares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. None of the selling stockholders are a broker-dealer or an affiliate of a broker dealer.

	Number of Shares	Number of Shares Offered	Number of Shares Owned	Percentage of Common
Name of Selling Shareholder			After Completion of	Stock Owned After
	Owned Before Offering	for Sale	Offering (1)	Completion of Offering (2)

Jeff Anderson	100,000	100,000	0	0%

Tanja Stegmeier	100,000	100,000	0	0%

Piotr Koziorowski	100,000	100,000	0	0%

Agnieska Koziorowski	100,000	100,000	0	0%

Victoria Koziorowski	100,000	100,000	0	0%

Heinz Dyck	100,000	100,000	0	0%

Theodore Scheidt	100,000	100,000	0	0%

Curtis Boyce	100,000	100,000	0	0%

Deborah Boyce	100,000	100,000	0	0%

Krista Nicole Boyce	100,000	100,000	0	0%

Kay Scheidt	100,000	100,000	0	0%

Theodore Scheidt, Sr.	100,000	100,000	0	0%

Robert Martin	100,000	100,000	0	0%

Nessir Alasadi	100,000	100,000	0	0%

Mary Gorko	100,000	100,000	0	0%

Morris Gorko	100,000	100,000	0	0%

Dwight Borger	100,000	100,000	0	0%

Chris Krentz	100,000	100,000	0	0%

Brenda Oster	100,000	100,000	0	0%

Daryl Oster	100,000	100,000	0	0%

Carol Schneider	100,000	100,000	0	0%

Karen Sawchuck	100,000	100,000	0	0%

Karen Snyder	100,000	100,000	0	0%

Murray Snyder	100,000	100,000	0	0%

Jim Pilling	100,000	100,000	0	0%

Randall Larsen	100,000	100,000	0	0%

Penny Larsen	100,000	100,000	0	0%

Randall Larsen FBO Aaron Larsen	100,000	100,000	0	0%

Randall Larsen FBO Liam Larsen	100,000	100,000	0	0%

Randall Larsen FBO Sydney Larsen	100,000	100,000	0	0%

Bryan Skyrme	100,000	100,000	0	0%

Bruce J. Kerster	100,000	100,000	0	0%

Inge Kerster FBO Brant Lawson Walter Hodyno	200,000	200,000	0	0%

Rebecca Kerster	100,000	100,000	0	0%

(1)	Assumes that all securities registered will be sold.

(2)

Applicable percentage ownership is based on 5,100,000 shares of common stock outstanding as of March 17, 2007, together with securities exercisable or convertible into shares of common stock within 60 days of March 17, 2007 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of March 17, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

None of the selling stockholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates.

On April 30, 2007 we issued 3,100,000 shares of our common stock to thirty-one (31) non-US persons at a price of $0.01 per share. These shares were issued in reliance on the exemption provided by Regulation S promulgated under the Securities Act of 1933, as amended.  The following shareholders participated in this Regulation S offering: Jeff Anderson, Tanja Stegmeir, Piotr Koziorowski, Agnieska Koziorowski, Victoria Koziorowski, Heinz Dyck, Theodore Scheidt, Curtis Boyce, Deborah Boyce, Krista Nicole Boyce, Kay Scheidt, Theodore Adam Scheidt, Robert Martin, Nessir Alasadi, Mary Gorko, Morris Gorko, Dwight Borger, Chris Krentz, Brenda Oster, Daryl Oster, Carol Schneider, Karen Sawchuck, Karen Snyder, Murray Snyder, Jim Pilling, Penny Larsen, Randall Larsen, Randall Larsen FBO Aaron Larsen, Liam Larsen, and Sydney Larsen, and Bryan Skyrme.

On May 10, 2007 we issued 400,000 shares of our common stock to three US individuals. These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  The following shareholders participated in the Regulation D offering: Bruce J. Kerster, Inge Kerster FBO Brant Lawson Walter Hodyno and Rebecca Kerster.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York issued an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Our financial statements for the fiscal years ended June 30, 2007 and 2006, have been included herein in reliance upon the report of Madsen & Associates CPA’s, Inc., independent registered public accountant, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act.  We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus.  For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

FERO INDUSTRIES, INC.

INDEX TO FINANCIAL STATEMENTS

For the fiscal year ended June 30, 2007 and 2006

Report of Independent Registered Public Accounting Firm

F-2

Balance Sheet

F-3

Statements of Operations

F-4

Statements of Stockholder Equity

F-5

Statements of Cash Flows

F-6

Notes to Financial Statements

           F-7 – F-9

For the three and six months ended December 31, 2007 and 2006

Balance Sheet

F-10

Statements of Operations

F-11

Statements of Cash Flows

F-12

Notes to Financial Statements

         F-13 – F-15

Madsen & Associates CPA’s, Inc.

684 East Vine Street. #3

Murray, Utah 84107

To Stockholders

Fero Industries Inc.

(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have audited the accompanying balance sheet of Fero Industries Inc. (a Development Stage Company) as of June 30, 2007 and the statements of operations, stockholders’ equity, and cash flows for the year ended June 30, 2007 and for the period from inception (December 11, 2000) through June 30, 2007 and 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fero Industries Inc. (a Development Stage Company) as of June 30, 2007 and the results of its operations and cash flows for the year then ended and for the period from inception (December 11, 2000) through June 30, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company does not have the necessary working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 5 to the financial statements.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Madsen & Associates CPA’s, Inc.

Salt Lake City, Utah

August 31, 2007

FERO INDUSTRIES, INC,

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF JUNE 30, 2007

ASSETS
June 30,
2007

Current Assets:
Cash	$ 21,500
Deposits	5,500

Total Assets	$ 27,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued Liabilities	1,700

Total Current Liabilities	1,700

Stockholders' Equity:
Preferred stock, $.001 par value; authorized 10,000,000, none issued	-
Common stock, $.001 par value; 100,000,000 shares authorized
5,100,000 shares issued and outstanding	5,100
Additional paid in capital	31,500
Deficit accumulated during development stage	(11,300)

Total Stockholders' Equity	25,300

Total Liabilities and Stockholders' Equity	$ 27,000

FERO INDUSTRIES, INC,

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

			From
	For the year	For the year	December 11, 2000
	ended June 30	ended June 30	(Date of inception)
	2007	2006	to June 30, 2007

Revenue:	$ -	$ -	$ -
Total Revenue	-	-	-

Operating Expenses:
General & administrative	10,700	-	11,300
Total Operating Expenses	10,700	-	11,300

NET LOSS	$ (10,700)	$ -	$ (11,300)

Weighted Average Shares
Common Stock Outstanding	2,433,333	600,000

Net Loss Per Share
(Basic and Fully Dilutive)	$ (0.00)	$ (0.00)

FERO INDUSTRIES, INC.

(A DEVELOPEMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FROM DECEMBER 11, 2000(DATE OF INCEPTION)

TO JUNE 30,2007

	Preferred Stock		Common Stock 100,000,000 shares authorized
	10,000,000 shares authorized
	Shares	Par Value	Share	$.001 Par Value	Additional Paid-In	(Deficit)	Total Stockholders'
	Issued	$.001 per share	Issued	per share	Capital	accumulated	Equity
BALANCE- December 11, 2000 (inception)	-	$ -	-	$ -	$ -	$ -	$ -
Issuance of common stock in exchange for services			600,000	600			600
December 11, 2000
Net (loss) for year ended June 30, 2001						(600)	(600)
BALANCE- June 30, 2001	-	-	600,000	600	-	(600)	-

Net (loss) for year ended June 30, 2002						-	-

BALANCE- June 30, 2002	-	-	600,000	600	-	(600)	-

Net (loss) for year ended June 30, 2003						-	-
BALANCE- June 30, 2003	-	-	600,000	600	-	(600)	-

Net (loss) for year ended June 30, 2004						-	-

BALANCE- June 30, 2004	-	-	600,000	600	-	(600)	-

Net (loss) for year ended June 30, 2005						-	-

BALANCE- June 30, 2005	-	-	600,000	600	-	(600)	-

Net (loss) for year ended June 30, 2006						-	-

BALANCE- June 30, 2006	-	-	600,000	600	-	(600)	-

Issuance of common stock in exchange for services			500,000	500			500
December 2006
Issuance of common stock for cash at $.01 per share			3,500,000	3,500	31,500		35,000
April 2007
Issuance of common stock in exchange for domain names - April 2007			500,000	500			500

Net (loss)						(10,700)	(10,700)
BALANCE- June 30, 2007	-	$ -	5,100,000	$ 5,100	$ 31,500	$ (11,300)	$ 25,300

FERO INDUSTRIES, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

			From December 11, 2000
	For the year	For the year	(Date of inception)
	ended June 30,	ended June 30,	to June 30,
	2007	2006	2007
Cash Flows Used in Operating Activities:
Net Loss	$ (10,700)	$ -	$ (11,300)
Adjustments to reconcile net (loss) to net cash provided
by operating activites:
Issuance of stock for services rendered	500	-	1,100
Changes in operating assets and liabilities:
Deposits	(5,000)	-	(5,000)
Accrued Liabilities	1,700	-	1,700

Net Cash Used in Operating Activities	(13,500)	-	(13,500)

Cash Flows from Investing Activities:	-	-	-

Cash Flows from Financing Activities:
Issuance of common stock for cash	35,000	-	35,000
Net Cash Provided by Financing Activities	35,000	-	35,000

Net Increase (Decrease) in Cash	21,500	-	21,500

Cash at Beginning of Year	-	-	-

Cash at End of Year	$ 21,500	$ -	$ 21,500

Non-Cash Investing & Financing Activities
Issuance of stock for domain names	$ 500		$ 500

FERO INDUSTRIES INC.

(a Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

NATURE OF OPERATIONS

Fero Industries, Inc. (the “Company”) was incorporated under the laws of the State of Colorado on December 11, 2000.  The Company’s activities to date have been limited to organization and capital formation.  The Company is a “development stage company” and has acquired seventeen different domain names with sites all linking with the main website, oil-n-gasbrokerage.net.  Fero Industries, Inc. will act as a brokerage/clearing house for oil and gas leases and royalty interests and a variety of drilling and production equipment (both new and used) employed by oil and gas exploration companies. The Company will also act as a referring agent and broker for those drilling programs seeking outside participation.

BASIS OF PRESENTATION

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States.

NOTE 2 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company recognizes revenue at the time services are performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable.  The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.  The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

FERO INDUSTRIES INC.

(a Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants.  Basic and diluted EPS are the same for the Company, as of June 30, 2007, as the Company does not have any common share equivalents outstanding.

INCOME TAXES:

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”.  SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.  Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  As of June 30, 2007, the Company has recorded a valuation allowance to fully offset the deferred tax asset of approximately $4,000 related to its cumulative net operating losses of $11,300..

CONCENTRATION OF CREDIT RISK:

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash.  During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect that the adoption of recent accounting pronouncements will have a material impact on its financial statements.

FERO INDUSTRIES INC.

(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2007

NOTE 3 – ACQUISITION OF DOMAIN NAMES AND DEPOSITS

On April 20, 2007, the Company entered into an asset purchase and sale agreement with Mr. Jerry Capehart of Grand Prairie, Texas whereby he sold to us a 100% undivided right title and interest in seventeen internet domain names for a total purchase price of $180,000. Terms of the purchase are as follows: $5,000 to Mr. Capehart and 500,000 shares of our common stock as a non-refundable deposit (recorded as Deposits on the Balance Sheet) and an additional $75,000 on or before June 30, 2008.  All domain names are fully valid and registered and ready for construction. As of June 30, 2007, the Company has not determined whether it will continue to execute this contract by the closing  date of June 30, 2008. As such, the Company has not recorded the liability or corresponding asset related to this sale agreement in its financial statements.

NOTE 4 – COMMON STOCK

On December 11, 2000 the Company issued 600,000 shares of its common stock to its President and Chief Executive Officer, Kyle Schlosser at a deemed price of  $0.001 per share or $600 in return for his time effort and expense of forming the company and keeping it in good standing.

On December 28, 2006 the Company issued 500,000 shares of our common stock to our Secretary/Treasurer and Chief Financial Officer, Leigh-Ann Squire at a deemed price of $0.001 per share or $500 in return for her agreement to join our Board of Directors, become an officer of the registrant and his agreement to provide the computer and internet expertise in constructing our websites and providing the server for operation of the sites, at no charge.

As referred to in Note 4 above, on April 20, 2007 the Company issued 500,000 shares of our common stock to Mr. Jerry Capehart of Grand Prairie, Texas at a deemed price of $0.001 per share, or $500, as a good faith deposit for seventeen domain names relating to the oil and gas industry.

On April 30, 2007 the Company issued 3,100,000 shares of our common stock to thirty-one non US persons at a price of $0.01 per share.

On May 10, 2007 the Company issued 400,000 shares of our common stock to three US individuals (one representing a Grandchildren’s Trust), at a price of $0.01 per share.

NOTE 5 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $11,300 since inception.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties.  Management has plans to seek additional capital through a private placement and public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

FERO INDUSTRIES INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS AT December 31, 2007

ASSETS
December 31,
2007

Current Assets:
Cash	$ 1,757

Total Assets	$ 1,757

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:	-
Total Current Liabilities	-

Stockholders' Equity (Deficit):
Preferred stock, $.001 par value; authorized 10,000,000, none issued	-
Common stock, $.001 par value; 100,000,000 shares authorized
5,100,000 shares issued and outstanding	5,100
Additional paid in capital	31,500
Accumulated deficit	(34,843)

Total Stockholders' Equity (Deficit)	1,757

Total Liabilities and Stockholders' Equity (Deficit)	$ 1,757

See attached notes

FERO INDUSTRIES INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTH PERIODS ENDING

DECEMBER 31, 2007 AND 2006

AND FROM DECEMBER 11, 2000 (INCEPTION) TO DECEMBER 31, 2007

					From
	For the three months ended		For the six months ended		December 11, 2000
	December 31,		December 31,		(Date of inception)
	2007	2006	2007	2006	to December 31, 2007

Revenue:	$ -		$ -		$ -
Total Revenue	-		-		-

Operating Expenses:
General & administrative	2,187		22,743	12,100	34,843
Total Operating Expenses	2,187		22,743	12,100	34,843

NET LOSS	$ (2,187)		$ (22,743)	$ (12,100)	$ (34,843)

Weighted Average Shares
Common Stock Outstanding	5,100,000		5,100,000

Net Loss Per Share
(Basic and Fully Dilutive)	$ (0.00)		$ (0.00)

See attached notes

FERO INDUSTRIES INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE THREE AND MONTH PERIODS ENDING

DECEMBER 31, 2007 AND 2006

AND FROM DECEMBER 11, 2000 (INCEPTION) TO DECEMBER 31, 2007See attached notes

FERO INDUSTRIES INC.

(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2007

(unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

NATURE OF OPERATIONS

Fero Industries, Inc. (the “Company”) was incorporated under the laws of the State of Colorado on December 11, 2000.  The Company’s activities to date have been limited to organization and capital formation.  The Company is a “development stage company” and has acquired seventeen different domain names with sites all linking with the main website, oil-n-gasbrokerage.net.  Fero Industries, Inc. will act as a brokerage/clearing house for oil and gas leases and royalty interests and a variety of drilling and production equipment (both new and used) employed by oil and gas exploration companies. The Company will also act as a referring agent and broker for those drilling programs seeking outside participation.

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars.

The accompanying unaudited financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. They do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material change in the information disclosed in the notes to financial statements included in the report on Form SB-2 of Fero Industries Inc. for the year ended June 30, 2007. In the opinion of management, all adjustments considered necessary for a fair presentation of the results for the interim periods have been made and are of a normal, recurring nature. Operating results for the three and six months ended December 31, 2007 are not necessarily indicative of the results that may be expected for any interim period or the entire year. For further information, these financial statements and the related notes should be read in conjunction with the Company’s audited financial statements for the year ended June 30, 2007 included in the Company’s report on Form SB-2.

NOTE 2 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company recognizes revenue at the time services are performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

FERO INDUSTRIES INC.

(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2007

(unaudited)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable.  The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.  The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants.  Basic and diluted EPS are the same for the Company, as of December 31, 2007, as the Company does not have any common share equivalents outstanding.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”.  SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.  Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  As of December 31, 2007, the Company has recorded a valuation allowance to fully offset the deferred tax asset of approximately $12,000 related to its cumulative net operating losses of $34,043.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash.  During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect that the adoption of recent accounting pronouncements will have a material impact on its financial statements.

FERO INDUSTRIES INC.

(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2007

(unaudited)

NOTE 3 – ACQUISITION OF DOMAIN NAMES AND DEPOSITS

On April 20, 2007, the Company entered into an asset purchase and sale agreement with Mr. Jerry Capehart of Grand Prairie, Texas whereby he sold to us a 100% undivided right title and interest in seventeen internet domain names for a total purchase price of $180,000. Terms of the purchase are as follows: $5,000 to Mr. Capehart and 500,000 shares of our common stock as a non-refundable deposit (recorded as Deposits on the Balance Sheet) and an additional $75,000 on or before June 30, 2008.  All domain names are fully valid and registered and ready for construction. As of December 31, 2007, the Company has not determined whether it will continue to execute this contract by the closing  date of June 30, 2008. As such, the Company has not recorded the liability or corresponding asset related to this sale agreement in its financial statements.

NOTE 4 – COMMON STOCK

On December 11, 2000 the Company issued 600,000 shares of its common stock to its President and Chief Executive Officer, Kyle Schlosser at a deemed price of  $0.001 per share or $600 in return for his time effort and expense of forming the company and keeping it in good standing.

On December 28, 2006 the Company issued 500,000 shares of our common stock to our Secretary/Treasurer and Chief Financial Officer, Leigh-Ann Squire at a deemed price of $0.001 per share or $500 in return for her agreement to join our Board of Directors, become an officer of the registrant and his agreement to provide the computer and internet expertise in constructing our websites and providing the server for operation of the sites, at no charge.

As referred to in Note 4 above, on April 20, 2007 the Company issued 500,000 shares of our common stock to Mr. Jerry Capehart of Grand Prairie, Texas at a deemed price of $0.001 per share, or $500, as a good faith deposit for seventeen domain names relating to the oil and gas industry.

On April 30, 2007 the Company issued 3,100,000 shares of our common stock to thirty-one non US persons at a price of $0.01 per share.

On May 10, 2007 the Company issued 400,000 shares of our common stock to three US individuals (one representing a Grandchildren’s Trust), at a price of $0.01 per share.

NOTE 5 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $34,843 since inception.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties.  Management has plans to seek additional capital through a private placement and public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

F-1

3,500,000 Shares

Common Stock

PROSPECTUS

March 28, 2008

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

F-2